EXECUTION VERSION

AMENDMENT NO. 1
TO
STOCK PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Stock Purchase Agreement, dated as of July 2, 2018 (the “Purchase Agreement”), by and among Atco Rubber Products, Inc., a Michigan Corporation (the “Company”), Mueller Industries, Inc., a Delaware corporation (the “Purchaser”), the Sellers named therein (the “Original Sellers”), and Ramesh Bhatia, in his capacity as representative of the Sellers (the “Representative”), is made and entered into as of August 24, 2018, by and among the Company, the Purchaser, the Sellers (including Ramesh Bhatia, as trustee of the Bhatia 2010 Annuity Trust (the “Withdrawing Seller”), the Representative, Niraj Bhatia (“N. Bhatia”) and Anita Bhatia (“A. Bhatia”, and together with N. Bhatia, the “Corrected Sellers”). The Company, the Purchaser, the Original Sellers (including the Withdrawing Seller), the Representative and the Corrected Sellers are referred to herein from time to time collectively as the “Parties” and each individually as a “Party”. Capitalized terms used in this Amendment and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

Corrected Sellers

WHEREAS, the 826 shares of voting common stock and 15,964 shares of nonvoting common stock of the Company (the “Shares”) represented and warranted by the Company and the Withdrawing Seller as owned by the Withdrawing Seller at Closing had in fact been conveyed to the Corrected Sellers pursuant to those certain irrevocable stock powers dated as of November 4, 2017;

WHEREAS, the Parties desire to amend the Purchase Agreement to remove the Withdrawing Seller as a Seller thereunder, and to join the Corrected Sellers as Sellers, thereunder.

Put/Call Option

WHEREAS, pursuant to Section 10.19 of the Purchase Agreement, upon expiration of the Option Period, the Call Option period is deemed to be have been automatically exercised by the Landlord, pursuant to which the Purchaser shall deliver the Deed to the Wiggins Property without recourse, representation or warranty of any kind;

WHEREAS, the Parties desire that this Amendment be executed prior to delivery of the Deed to the Wiggins Property from Purchaser to Landlord, and thus desire to extend the Option Period.

Indemnification

WHEREAS, by representing and warranting in the Purchase Agreement that the Withdrawing Seller owned the Shares, the Company and the Sellers breached Section 2.06 of the Purchase Agreement, and the Withdrawing Seller breached Section 3.05 of the Purchase Agreement (the “Breach”);

General

WHEREAS, in connection with the foregoing, the Parties desire to amend the Purchase Agreement to revise the Preamble, Schedule 1.04(a), and Section 10.19(a), as set forth below;

WHEREAS, Section 10.05 of the Purchase Agreement provides that an amendment of any provision of the Purchase Agreement must be in writing and signed by the Purchaser, the Company, and the Representative;

NOW, THEREFORE, in consideration of the premises, covenants and warranties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Amendment of Preamble of the Purchase Agreement. The Preamble of the Purchase Agreement is hereby amended and restated in its entirety as follows:

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of July 2, 2018, is made by and among Atco Rubber Products, Inc., a Michigan corporation (the “Company”), Ramesh Bhatia, Ramesh Bhatia Irrevocable 2015 Trust, Niraj Bhatia Irrevocable 2012 Trust, Anita Smith Irrevocable 2012 Trust, Niraj Bhatia, Anita Bhatia (each a “Seller” and, collectively, the “Sellers”), Mueller Industries, Inc., a Delaware corporation (the “Purchaser”), and Ramesh Bhatia, in his capacity as the representative of the Sellers (the “Representative”). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article XI below.

2.	Amendment to Schedule 1.04(a) of the Purchase Agreement. Schedule 1.04(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

Shareholder	Voting Common Stock	Nonvoting Common Stock	Total Stock Owned	Percentage of Total
Ramesh Bhatia	11,529	50,676	62,205	19.8%
Ramesh Bhatia, Trustee of the Ramesh Bhatia Irrevocable 2015 Trust		141,705	141,705	45.0%
Ramesh Bhatia, Trustee of the Niraj Bhatia Irrevocable 2012 Trust	1,695	45,540	47,235	15.0%
Ramesh Bhatia, Trustee of the Anita Smith Irrevocable 2012 Trust	1,695	45,540	47,235	15.0%
Niraj Bhatia	413	7,847	8,260	2.6%
Anita Bhatia	413	7,847	8,260	2.6%
Total Outstanding	15,745	299,155	314,900	100.0%
Total Authorized	16,000	300,000	316,000

3.	Amendment to Section 10.19(a) of the Purchase Agreement. Section 10.19(a) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

(a)    From and after the period beginning on the thirty-first (31st) day following the Closing Date and ending August 24, 2018 (the “Option Period”), (i) LRB Holdings, Inc. or its Affiliates (“Landlord”) shall have the option to purchase (the “Call Option”), exercisable in Landlord’s sole discretion, one hundred percent (100%) of the Company’s interest in the improved industrial/manufacturing facility located at 321 Madison Avenue, Wiggins, Mississippi and the improvements located thereon (the “Wiggins Property”) and (ii) the Company shall have the option (the “Put Option”), exercisable in the Company’s sole discretion, to require Landlord to acquire one hundred percent (100%) of the Company’s interest in the Wiggins Property. The Call Option and the Put Option shall be exercisable upon written notice by Landlord or the Company, as the case may be, in accordance with the requirements of Section 10.03. In the event that Landlord has not exercised its Call Option and the Company has not exercised its Put Option within the Option Period, then on August 24, 2018, the Call Option shall be deemed to have been automatically exercised by Landlord.

4.	Release.

(a)In consideration of the Parties’ permitting the Withdrawing Seller to be removed as a Seller under the Purchase Agreement, the Withdrawing Seller, from and after the date hereof hereby irrevocably and unconditionally releases, waives and holds Purchaser, the Company and each of their respective Subsidiaries, Affiliates, predecessors, assigns, directors (or persons in similar positions), officers, employees, shareholders, equity holders and agents harmless from and against any and all claims of any nature in connection with its direct or indirect ownership of the Company (the “Released Claims”) arising prior to and through the date hereof (the “Release”). It is further agreed and understood that the Release is a full and final release of all the Released Claims whether known or unknown, fixed or contingent, manifested or unmanifested. The Withdrawing Seller hereby waives the protection of any provision of any Law that would operate to preserve claims that are unknown as of the date hereof.

5.	Indemnification; Expenses.

(a)Indemnification. In accordance with Section 7.02 of the Purchase Agreement, the Parties agree that the Sellers under the Purchase Agreement (as amended pursuant to this Amendment), together with the Withdrawing Seller (as if it were still a Seller under the Purchase Agreement), shall, jointly and severally, indemnify Purchaser for all Losses arising out of the Breach. For the avoidance of doubt, the obligations set forth in this Section 5(a) shall be subject in all respects to Article VII of the Purchase Agreement.

(b)Expenses. The Company, the Purchaser and the Sellers under the Purchase Agreement (as amended pursuant to this Amendment) each agree that, notwithstanding any provision in the Purchase Agreement to the contrary (including the definition of “Transaction Expenses” as set forth therein), all of Purchaser’s expenses incurred in connection with or arising from this Amendment, including (i) amending the Purchase Agreement pursuant to this Amendment, (ii) filing an amendment to the Purchase Agreement in the Purchaser’s next scheduled Form 10-Q filing, (iii) remedying and correcting documentation required by the Purchaser’s title company in connection with certain title policies issued in connection with the Transaction, including preparation of an indemnification agreement in favor of the title company in connection with the breaches described herein, (iv) preparation of a Notice of Claim to AIG Specialist Insurance Company (the “R&W Insurer”), (v) preparation of an amended IRS Form 8023 and (vi) all reasonable legal fees and expenses incurred in connection with the foregoing, shall be deemed to be Transaction Expenses under the Purchase Agreement, including with respect to the calculation and payment of the Purchase Price Adjustments pursuant to Section 1.05(f) of the Purchase Agreement.

6.	Miscellaneous.

(a)No Waiver. Nothing contained in or omitted from this Amendment shall be deemed a waiver of, or deemed to prejudice, Purchaser’s rights under the Purchase Agreement or otherwise and Purchaser hereby reserves any and all of its rights.
(b)Governing Law. This Amendment and any controversy, dispute or claim arising hereunder or related hereto (whether by contract, statute, tort or otherwise) shall be governed by and construed in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of New York.

(c)Counterparts. This Amendment may be executed in counterparts (including by means of facsimile or electronic transmission), each of which shall be deemed an original but all of which together will constitute one and the same instrument.
(d)Full Force and Effect. From and after the date hereof, all references in the Purchase Agreement to “this Agreement,” “hereof” or words of similar import shall mean the Purchase Agreement as amended by this Amendment. Except as expressly set forth herein, the Purchase Agreement shall remain in full force and effect on the terms and conditions set forth therein.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

COMPANY:
ATCO RUBBER PRODUCTS, INC.

By:     /s/ Christopher J. Miritello
Name:     Christopher J. Miritello
Title:     Vice President - Legal

PURCHASER:
MUELLER INDUSTRIES, INC.
By:     /s/ Jeffrey A. Martin
Name:     Jeffrey A. Martin
Title:     Chief Financial Officer and Treasurer

REPRESENTATIVE:
RAMESH BHATIA
By:     /s/ Ramesh Bhatia

SELLERS:
RAMESH BHATIA
By:     /s/ Ramesh Bhatia

RAMESH BHATIA IRREVOCABLE 2015 TRUST
By:     /s/ Ramesh Bhatia
Name:     Ramesh Bhatia
Title:     Trustee

NIRAJ BHATIA IRREVOCABLE 2012 TRUST
By:     /s/ Ramesh Bhatia
Name:     Ramesh Bhatia
Title:     Trustee

ANITA SMITH IRREVOCABLE 2012 TRUST
By:     /s/ Ramesh Bhatia
Name:     Ramesh Bhatia
Title:     Trustee

NIRAJ BHATIA
By:     /s/ Niraj Bhatia

ANITA BHATIA
By:     /s/ Anita Bhatia

WITHDRAWING SELLER:

BHATIA 2010 ANNUITY TRUST
By:     /s/ Ramesh Bhatia
Name:     Ramesh Bhatia
Title:     Trustee

[Signature Page to Amendment No. 1 to Stock Purchase Agreement]